Exhibit 10.9.1

                      EXTENSION OF TRAILER LEASE AGREEMENT



         This Agreement between E & J Enterprises, Owner and Old Dominion Freight Line, Inc., Lessee:

         THAT WHEREAS, Owner and Lessee have previously entered into a certain Trailer Lease Agreement being effective August 1, 1991 and continuing for a term of sixty (60) months. (Original Lease)

         WHEREAS, the parties are desirous of extending the term of said Lease for an additional thirty-six (36) months upon the terms and conditions herein below stated.

         NOW THEREFORE, the Parties agree as follows:

         1. The Lease term of this extension shall be thirty-six (36) months commencing August 1, 1996 unless sooner terminated as provided in Original Lease; a copy of same being attached hereto as Exhibit "A".

         2.       As rental therefore Lessee agrees to pay to Owner as follows:

                  (a) From August 1, 1996 through July 31, 1997 the sum of $35,045.00 based upon 163 trailers at $215.00 per month.

                  (b) From August 1, 1997 through July 31, 1998 the sum of $34,230.00 based upon 163 trailers at $210.00 per month.

                  (c) From August 1, 1998 through July 31, 1999 the sum of $33,415.00 based upon 163 trailers at $205.00 per month.

         3. Paragraph 2 B of Original Lease shall be amended so that the last sentence of said paragraph shall read as follows:

                           "Upon termination or cancellation Lessee shall return each leased vehicle to Owner with tires which will pass Federal Highway Administration requirements which are in force at that time".

         4. Paragraph 2 I of Original Lease shall be amended to read as follows:

                           "I. If during the term of this lease (1) any leased vehicle is stolen or disappears, or (2) any leased vehicle is damaged by accident or otherwise to such an extent that it cannot economically be restored to good working order and condition, Lessee shall promptly pay to Owner on demand the fair market value of such vehicle. Owner will substitute a vehicle acceptable to Lessee or shall reduce pro-rata the amount payable by Lessee under this Paragraph I. In any event, Lessee shall continue to pay

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                           to Owner the fixed monthly charge until such time as
                           Owner receives payment for the lost or damaged vehicle".

         5. All other terms and conditions of Original Lease shall remain the same.


         Executed this 22nd day of July, 1996.


                                E & J ENTERPRISES

                               BY:    John R. Congdon




                                       OLD DOMINION FREIGHT LINE, INC.

                               BY:    John A. Ebeling



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